UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): November 7, 2007

Access Pharmaceuticals, Inc.
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(Exact name of registrant as specified in its charter)

    Delaware                              0-9314                          83-0221517
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(State of Incorporation)    (Commission File Number)   (I.R.S. Employer
                                                                                                Identification No.)

2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
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        (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (214) 905-5100
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Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 3.02  UNREGISTERED SALES OF EQUITY SECURITES
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On November 7, 2007, we entered into securities purchase agreements (the “Purchase Agreements”) with accredited investors whereby we agreed to sell 954.0001 shares of a newly created series of our preferred stock, designated “Series A Cumulative Convertible Preferred Stock”, par value $0.01 per share, for an issue price of $10,000 per share, (the “Series A Preferred Stock”) and agreed to issue warrants to purchase 1,589,999 shares of our common stock at an exercise price of $3.50 per share, for an aggregate purchase price of $9,540,001.

As a condition to closing, SCO Capital Partners, LLC and affiliates, along with the other holders of an aggregate of $6,000,000 Secured Convertible Notes, also exchanged their notes and accrued interest for an additional 1836.0512 shares of Series A Preferred Stock and were issued warrants to purchase 1,122,031 shares of our common stock at an exercise price of $3.50 per share, and Oracle Partners LP and affiliates, along with the other holders of an aggregate of $4,015,000 Convertible Notes also exchanged their notes and accrued interest for 437.3104 shares of the Series A Preferred Stock and were issued warrants to purchase 728,850 shares of our common stock at an exercise price of $3.50 per share.  SCO Capital Partners, LLC currently has two designees serving on our Board of Directors.  In connection with the exchange of the notes, all security interests and liens relating thereto were terminated.

In connection with the closing, we amended our shareholders rights plan to accommodate the issuance of the Series A Preferred Stock.

Series A Preferred Stock

The shares of Series A Preferred Stock issued upon closing are convertible at the option of the holder into shares of our common stock at a conversion price of $3.00 per share of common stock (the “Conversion Price”).

The Series A Preferred Stock is entitled to a liquidation preference equal to $10,000 per share and is entitled to a dividend of 6% per annum, payable semi-annually in cash or common stock, at the option of the Company at time of payment. Notwithstanding the foregoing, the Company’s ability to pay dividends in shares of its common stock is limited by certain provisions included in the Purchase Agreements.  These provisions include among other things a requirement that (i) there is an effective registration statement on the shares of common stock, issuable to the holders of Series A Preferred Stock, in the 20 day period immediately prior to such dividend or (ii) that such shares of common stock referred to in (i) may be sold without restriction pursuant to Rule 144(k) during the 20 day period immediately prior to such dividend.

The Company has the right, but not the obligation, to force conversion (“Mandatory Conversion”) of all, and not less than all, of the outstanding Series A Preferred Stock into common stock (i) as long as the closing price of our common stock exceeds $7.00 for at least 20 of the 30 consecutive trading days immediately prior to the conversion and the average daily trading volume is greater than 100,000 shares per day for at least 20 of the 30 consecutive trading days immediately prior to such conversion, in each case, immediately prior to the date on which the Company gives notice of such conversion or (ii) if we close a sale of common stock in which the aggregate proceeds are equal to or greater than $10,000,000.  The Company’s ability to cause a Mandatory Conversion is subject to certain other conditions, including that a registration statement covering the common stock issuable upon such Mandatory Conversion is in effect and able to be used.

The conversion price of the Series A Preferred Stock is subject to full ratchet price adjustment upon the issuance of additional shares of common stock for a price below $3.00 per share and equitable adjustment for stock splits, dividends, combinations, reorganizations and the like.

The Series A Preferred Stock will vote together with the common stock on an as-if-converted basis.

Holders of Series A Preferred Stock are entitled to purchase their pro rata share of additional stock issuances in certain future financings.

Common Stock Purchase Warrants

The common stock purchase warrants issued upon closing will be exercisable for an aggregate of 3,440,880 shares of our common stock at an exercise price of $3.50. The warrants can also be exercised on a cashless basis. The warrants will expire six years from the date of issuance.

The warrant exercise price is subject to full ratchet price adjustment, under certain cirecumstances, should additional shares of common stock be issued for a price less than $3.50 and equitable adjustment for stock splits, dividends, combinations, reorganizations and the like.

Investor Rights Agreement

At the closing, the Company and the investors executed an Investor Rights Agreement which requires us to file with the Securities and Exchange Commission no later than 30 days following the closing of the transaction, a registration statement covering the resale of a number of shares of common stock equal to 100% of the shares issuable upon conversion of the Series A Preferred Stock and exercise of the warrants as of the date of filing of the registration statement. The Company will use its best efforts to cause the registration statement covering these shares to be declared effective by the Securities and Exchange Commission within 90 days following the closing. In the event we fail to file the registration statement or it is not declared effective within the timeframes specified by the Investor Rights Agreement, we will be required to pay to the Investors liquidated damages equal to 1.0% per month (or pro rated for periods less than 30 days) of the aggregate purchase price of the preferred stock and warrants until we file the delinquent registration statement or the registration statement is declared effective, as applicable, up to a cap of 10%. We will be allowed to suspend the use of the registration statement for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period.

Placement Agent Agreement

Upon the closing of the preferred stock and warrant financing we are obligated to pay Rodman & Renshaw LLC (“Rodman”) a cash fee of $482,800 as well as warrants to purchase 109,000 shares of common stock at an exercise price of 3.50 per share.

ITEM 7.01 REGULATION FD DISCLOSURE
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A copy of the press release issued by us on November 8, 2007 announcing the signing of the Purchase Agreement is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
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(c) Exhibits

Number	Title

99.1	Press Release dated November 8, 2007 entitled “Access Pharmaceuticals Announces $19.5 Million Recapitalization”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Pharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
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       Stephen B. Thompson
       Vice President and
       Chief Financial Officer

Dated November 14, 2007